Exhibit 1.1

[●] SHARES of CLASS A Common Stock

GLOO HOLDINGS, INC.

UNDERWRITING AGREEMENT

[●], 2025

Roth Capital Partners, LLC

As the Representative of the

Several underwriters, if any, named in Schedule I hereto

c/o Roth Capital Partners, LLC
888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned Gloo Holdings, Inc., a company incorporated under the laws of Delaware (the “Company”), hereby confirms its agreement (this “Agreement”) with the several underwriters (such underwriters, including the Representative (as defined below), the “Underwriters” and each an “Underwriter”) named in Schedule I hereto for which Roth Capital Partners, LLC is acting as representative to the several Underwriters (the “Representative” and if there are no Underwriters other than the Representative, references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter) on the terms and conditions set forth herein.

It is understood that the several Underwriters are to make a public offering of the Public Shares as soon as the Representative deems it advisable to do so. The Public Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus.

It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Closing Shares and, if any, the Option Shares in accordance with this Agreement.

ARTICLE I.

DEFINITIONS

1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(m).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means [●] (New York City time) on the date of this Agreement.

“Board of Directors” means the board of directors of the Company.

“Bona Fide Electronic Road Show” shall have the meaning ascribed in the definition of “Issuer General Use Free Writing Prospectus.”

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Class B Common Stock” means the Class B common stock of the Company, par value $0.001 per share.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriters’ obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second (2nd) Trading Day following the Execution Date or at such earlier time as shall be agreed upon by the Representative and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Class A common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Auditor” means Crowe LLP, with offices located at 225 West Wacker

Drive Suite 2600, Chicago, IL, 60606.

“Company Counsel” means Wilson Sonsini Goodrich & Rosati P.C., with offices located at 1155 Canyon Blvd Suite 400, Boulder, CO 80302.

“Company Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(q).

“Contributing Party” has the meaning ascribed to such term in Section 6.4(b).

“Controlling Person” shall have the meaning ascribed to such term in Section 6.1.

“Convertible Notes” shall have the meaning ascribed to such term in Section 4.11.

“Corporate Reorganization,” as such term is defined in the Registration Statement, Pricing Disclosure Package and Prospectus in the section titled “Corporate Reorganization,” refers to the series of transactions will be effected prior to the Closing, pursuant to which the Company will become the sole managing member of Gloo Holdings, LLC. As the sole managing member of Gloo Holdings, LLC, the Company will operate and control all of the business and affairs of Gloo Holdings, LLC and, through Gloo Holdings, LLC and its subsidiaries, conduct its business.

“Directed Shares” shall have the meaning ascribed to such term in Section 2.3.

“Directed Share Program” shall have the meaning ascribed to such term in Section 2.3.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“Emerging Growth Company” shall have the meaning ascribed to such term in Section 3.1(mm).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.1(kk).

“Exchange” shall have the meaning ascribed to such term in Section 3.1(w).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchangeable Shares” shall mean 197,663 shares of Class B Common Stock issuable upon the exchange of 592,991 exchangeable shares of a wholly owned subsidiary of Gloo Holdings, LLC, based on a three-for-one exchangeable share-to-Class B Common Stock share exchange ratio as part of the Reorganization.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve Board” has the meaning ascribed to such term in Section 3.1(pp).

“Fidelity” shall have the meaning ascribed to such term in Section 2.3.

“Fidelity Entities” shall have the meaning ascribed to such term in Section 6.5.

“Fidelity Parties” shall have the meaning ascribed to such term in Section 3.1(zz).

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(j).

“GDPR” shall have the meaning ascribed to such term in Section 3.1(tt).

“Hazardous Materials” shall have the meaning ascribed to such term in Section 3.1(kk).

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3.1(q).

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Public Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule II-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“IT Systems” shall have the meaning ascribed to such term in Section 3.1(uu).

“knowledge” means the actual knowledge of any of executive officers of the Company and its Subsidiaries, in each case after reasonable inquiry of officers, directors and employees of the Company and its Subsidiaries under such Person’s direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered by each of Lock-up Parties, in substantially the form of Exhibit A attached hereto.

“Lock-Up Parties” shall have the meaning ascribed to such term in Section 3.1(ww).

“Lock-Up Period” shall have the meaning ascribed to such term in Section 4.11.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Material Permit” has the meaning ascribed to such term in Section 3.1(o).

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(gg).

“OFAC” shall have the meaning ascribed to such term in Section 3.1(ee).

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing” means the closing of the purchase and sale of the Option Shares pursuant to Section 2.2.

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2(a).

“Participant” shall have the meaning ascribed to such term in Section 2.3.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” shall have the meaning ascribed to such term in Section 3.1(tt).

“Policies” shall have the meaning ascribed to such term in Section 3.1(tt).

“Preliminary Prospectus” means, if any, any preliminary prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule II-A hereto, all considered together.

“Pricing Prospectus” means the Preliminary Prospectus, subject to completion, dated [●], 2025, that was included in the Registration Statement immediately prior to the Applicable Time.

“Privacy Laws” shall have the meaning ascribed to such term in Section 3.1(tt).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened.

“Prospectus” means the final prospectus covering the Public Shares filed for the Registration Statement with the Commission pursuant to Rule 424(b).

“Public Shares” means, collectively, the Closing Shares and, if any, the Option Shares.

“Registration Statement” means, collectively, the various parts of the registration statement prepared by the Company on Form S-1 (File No. 333-290930) with respect to the Public Shares and the Representative’s Securities, each as amended as of the Execution Date, including the Prospectus, if any, the Preliminary Prospectus, if any, all exhibits filed with or incorporated by reference into such registration statement, the Rule 430A Information, and any Rule 462(b) Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 430A Information” means all information deemed to be a part of the Registration Statement as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Securities Act Regulations.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering the sale of additional Public Shares, which was filed with the Commission on or prior to the Execution Date and became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“Sanctioned Country” shall have the meaning ascribed to such term in Section 3.1(ee).

“Sanctions” shall have the meaning ascribed to such term in Section 3.1(ee).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selected Dealer” shall have the meaning ascribed to such term in Section 6.1.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Subsidiary” means any “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities and Exchange Act) of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the Execution Date.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Fidelity Stock Transfer Solutions LLC, with offices located at 245 Summer Street, Boston, MA 02210, and any successor transfer agent of the Company.

“Underwriter Counsel” means Reed Smith LLP, with offices located at 1221

McKinney St # 2100, Houston, Texas 77010.

“Underwriters’ Information” shall have the meaning ascribed to such term in Section 3.1(y).

“Warrants” shall mean the warrants granted to FMAB Partners, LP to purchase 166,666 shares of Class B Common Stock and to Jane White 2011 Irrevocable Trust to purchase 33,333 shares of Class B Common Stock, in connection with the Reorganization and in substitution for warrants previously issued to such parties by Gloo Holdings, LLC.

“XRI Shares” shall have the meaning ascribed to such term in Section 4.11.

ARTICLE II.

PURCHASE AND SALE

2.1
Closing.
(a)
Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the Closing, the number of shares of Common Stock (the “Closing Shares”) set forth opposite the name of such Underwriter on Schedule I hereof;
(b)
The aggregate purchase price for the Closing Shares shall equal the purchase price for one Closing Share of $[●] per share (the “Share Purchase Price”) multiplied by the amount set forth opposite the name of each Underwriter on Schedule I hereto (the “Closing Purchase Price”); and
(c)
At 10:00 a.m., New York City time on the Closing Date, or at such other time on the same or such other date, not later than [●], 2025, as shall be agreed upon in writing by the Company and the Representative, the Representative shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the aggregate of the Closing Purchase Price to the account or accounts specified by the Company, and the Company shall deliver to, or as directed by, the Representative the Closing Shares, and the Company shall deliver the other items required pursuant to Section 2.4 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.4 and 2.5, the Closing shall occur at the offices of Underwriter Counsel or such other location (including remotely by electronic transmission) as the Company and the Representative shall mutually agree. The Closing Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (the “Offering”).
2.2
Over-Allotment Option.
(a)
For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Underwriters are hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to [●] shares of Common Stock (the “Option Shares”) at the Share Purchase Price.

(b)
In connection with an exercise of the Over-Allotment Option, the purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).
(c)
The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the Execution Date. An Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Representative. The Over-Allotment Option granted hereby may be exercised by the giving of written notice to the Company from the Representative setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which must be at least one (1) Trading Day after such written notice is given and may not be earlier than the Closing Date or later than 10:00 a.m., New York City time, on the second (2nd) Trading Day after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of Underwriter Counsel or at such other location (including remotely by electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, each of the Underwriters, acting severally and not jointly, will become obligated to purchase, the number of Option Shares specified in such notice. The Representative may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.
2.3
Directed Share Program. The Company, the Representative, and Fidelity Capital Markets, a division of National Financial Services LLC (“Fidelity”) has agreed that up to five percent (5%) of the Public Shares to be purchased by the Underwriters under this Agreement shall be reserved for sale to the Company’s directors, officers and employees and their friends and family members (collectively, “Participants”), as set forth in each of the Pricing Disclosure Package and the Prospectus under the heading “Underwriters” (the “Directed Share Program”). The Public Shares to be sold pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by 11:59 p.m. New York City time on the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
2.4
Deliveries. The Company, Underwriter Counsel or the Company Auditor, as applicable, shall deliver or cause to be delivered to each Underwriter (if applicable) the following:
(a)
At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered to the Representative via the Depository Trust Company’s Deposit or Withdrawal at Custodian system for the accounts of the several Underwriters;

(b)
At the Closing Date, a legal opinion and negative assurance letter of Company Counsel addressed to the Underwriters in the form and substance reasonably satisfactory to the Representative, and as to each Option Closing Date, if any, bring-down opinions and negative assurance letters from Company Counsel addressed to the Underwriters in form and substance reasonably satisfactory to the Representative;
(c)
At the Closing Date, a legal opinion and negative assurance letter of Underwriter Counsel addressed to the Underwriters in the form and substance satisfactory in all respects to the Representative, and as to each Option Closing Date, if any, bring-down opinions and negative assurance letters from Underwriter Counsel addressed to the Underwriters in the form and substance satisfactory in all respects to the Representative;
(d)
On the Execution Date, a cold comfort letter, addressed to the Underwriters and in form and substance satisfactory in all respects to the Representative from the Company Auditor dated as of the date of this Agreement and, on the Closing Date and each Option Closing Date, if any, a bring-down cold comfort letter dated as of the Closing Date and each Option Closing Date, respectively;
(e)
On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Officer’s Certificate of the Company’s Chief Executive Officer, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date and on each Option Closing Date, as the case may be, that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date or Option Closing Date, including the matters set forth in Sections 2.5(a), 2.5(b), and 2.5(g) herein, and as to such other matters as the Representatives may reasonably request;
(f)
On the Closing Date and on each Option Closing Date, if any, the duly executed and delivered Secretary’s Certificate, in form and substance reasonably satisfactory to the Representative; and
(g)
Prior to or on the Execution Date, the duly executed and delivered Lock-Up Agreements dated as of the Closing Date.
2.5
Closing Conditions. The respective obligations of each Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:
(a)
The accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);
(b)
All obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;
(c)
The delivery by the Company, the Company Counsel, the Company

Auditor, and Underwriter Counsel, as applicable, of the items set forth in Section 2.4 of this Agreement;
(d)
The Registration Statement shall be effective as of the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the Company’s knowledge, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative;
(e)
By the Execution Date, FINRA shall have raised no objections as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement;
(f)
The Closing Shares and the Option Shares have been approved for listing on the Trading Market, subject to official notice of issuance; and
(g)
Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened in writing against the Company or any Subsidiary of the Company before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to result in a Material Adverse Effect; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened in writing by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1
Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Execution Date as follows:
(a)
Subsidiaries. All of the Subsidiaries of the Company are set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. The Company owns a consolidating interest in each Subsidiary and such interests are free and clear of any

Liens. All of the issued and outstanding shares of capital stock of each Subsidiary owned, directly or indirectly, by the Company are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.
(b)
Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation or organization (to the extent the concept of good standing or an equivalent concept is applicable in such jurisdiction), with the requisite power and authority to own and use their properties and assets and to carry on their business as currently conducted, except to the extent that the failure to be so qualified, be in good standing, or have such requisite power and authority would not reasonably be expected to result in a Material Adverse Effect, as the case may be. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification of the Company, except to the extent that such Proceeding could not reasonably be expected to result in a Material Adverse Effect.
(c)
Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith other than in connection with the Required Approvals. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(d)
No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Public Shares and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the material properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any material property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
(e)
Filings, Consents and Approvals. Other than (i) the filing with the Commission of the Prospectus, (ii) the necessary filings and approvals from the Trading Market to list the Public Shares, and (iii) such filings as are required to be made under applicable federal and state securities laws and the rules and regulations of FINRA (collectively, the “Required Approvals”), the Company is not required to obtain any consent, approval, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, the issue and sale of the Public Shares or the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered, except such as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)
Registration Statement. The Company has filed with the Commission the Registration Statement, including any related Preliminary Prospectus or Prospectus, for the registration of the Public Shares under the Securities Act, which Registration Statement has been prepared by the Company in all material respects in conformity with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act. The Registration Statement has been declared effective by the Commission on the Execution Date or become effective on the twentieth (20th) day after the filing thereof in lieu of effectiveness by order of the Commission (the “Effective Date”). The Company has taken no action designed to terminate, or which reasonably could be expected to have the effect of terminating, the registration of shares of Common Stock under the Exchange Act, nor has the Company received any notification in writing that the Commission is contemplating terminating such registration. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened in writing by the Commission.
(g)
Issuance of Securities. The Public Shares have been duly authorized for issuance and sale and, when issued and paid for will be validly issued, fully paid and non-assessable. All corporate action required to be taken for the authorization, issuance and sale of the Public Shares has been duly and validly taken. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, after giving effect to the Corporate Reorganization, (i) the issuance and sale of the Public Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Underwriters) and (ii) the Public Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The Public Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus.

(h)
Capitalization. The capitalization of the Company is in all material respects as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and except as may be necessary to facilitate the Corporate Reorganization, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company and the Public Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package, and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not issued any capital stock other than (i) pursuant to the exercise of employee stock options under the Company’s stock option plans, (ii) shares issued in connection with the Reorganization and conversion of the Convertible Notes, and (iii) shares issued in connection with the exercise of the Warrants and the exchange of the Exchangeable Shares.
(i)
Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.
(j)
Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present in all material respects the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved (except for any normal year-end audit adjustments in the quarterly unaudited interim financial statements); and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Except as included therein, no historical or pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The pro forma and pro forma as adjusted financial information and the related notes included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act and the Securities Act Regulations and present fairly in all material respects the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Each of the Registration Statement, the Pricing Disclosure Package and the Prospectus discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that reasonably could be expected to result in a Material Adverse Effect.
(k)
Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the U.S. federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations, except for violations which would not reasonably be expected to have a Material Adverse Effect.
(l)
Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except as specifically disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except for the transactions contemplated in connection with the Corporate Reorganization and except as would not reasonably be expected to result in a Material Adverse Effect, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) no officer or director of the Company has resigned from such officer or director position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Public Shares contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made, except as would not reasonably be expected to result in a Material Adverse Effect. Unless otherwise disclosed in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, and except for the transactions contemplated in connection with the Corporate Reorganization, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(m)
Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (U.S. federal, state, county, local or non-U.S.) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Public Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, other than proceedings described in all material respects in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary, nor any director or officer thereof, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company.
(n)
Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and non-U.S. laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(o)
Regulatory Permits. To the Company’s knowledge, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate U.S. federal, state, local or non-U.S. regulatory authorities necessary to conduct their respective businesses as presently conducted as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of U.S. federal, state, local and all non-U.S. regulation on the Company’s business as currently contemplated are correct in all material respects.

(p)
Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property (other than Intellectual Property, which is exclusively addressed by Section 3.1(q) below) that is material to the business of the Company and the Subsidiaries, taken as a whole, is, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are, to the Company’s knowledge, held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
(q)
Intellectual Property. Except as disclosed in the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, or the Prospectus, and except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole: (i) to the knowledge of the Company, the Company and its Subsidiaries own, or possess valid and enforceable license rights to use, or are otherwise authorized under applicable law to use, all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, trade dress, designs, data, database rights, Internet domain names, copyrights, works of authorship, proprietary information and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and any other intellectual property (collectively, “Intellectual Property”) which are reasonably necessary for the present conduct of their respective businesses in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) Intellectual Property owned by the Company and its Subsidiaries (collectively, “Company Intellectual Property”) has not been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and to the Company’s knowledge there are not any facts which would form a reasonable basis for any such adjudication; (iii) the Company Intellectual Property is free and clear of all liens, encumbrances, or other security interests other than licenses or other grants of rights granted in the ordinary course of business and the Company and its Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any intellectual property rights of another in any material respect; (iv) to the Company’s knowledge, there is no infringement by third parties of any material Company Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened (in writing) action, suit, proceeding or claim by others: (A) challenging the Company’s rights in or to any Company Intellectual Property; (B) challenging the validity, enforceability or scope of any Company Intellectual Property; or (C) asserting that the Company or its Subsidiaries infringe, misappropriate, or otherwise violate, or would, upon the commercialization of any product or service described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus as under development, infringe, misappropriate, or otherwise violate, any intellectual property rights of others; (vi) the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which material Intellectual Property has been licensed to the Company or its Subsidiaries; (vii) the Company and its Subsidiaries have taken commercially reasonable steps to protect, maintain and safeguard the confidentiality of all information intended to be maintained by them as a trade secret; (viii) each employee of the Company engaged in the development of material Intellectual Property on behalf of the Company or any Subsidiary has executed appropriate nondisclosure, confidentiality or invention assignment agreements and, to the Company’s knowledge, no employee of the Company is , with respect to the employee’s employment by the Company, in violation of any material term of any such agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company. (ix) the Company and its Subsidiaries have not integrated, embedded, incorporated, distributed or otherwise used any “open source” software in any manner that requires the Company or any of its Subsidiaries to: (A) disclose or make any of the material proprietary software of the Company or any of its Subsidiaries available in source code form; (B) make any of the material proprietary software of the Company or any of its Subsidiaries available for the purpose of creating derivative works; or (C) distribute any of the products or services of the Company or its Subsidiaries free of charge; and (x) to the Company’s knowledge, the Company and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all “open source” software licenses to which they are bound (other than requirements to provide attribution or other notice); (xi) none of the Company Intellectual Property that is material to the business of the Company or its Subsidiaries has been obtained or is being used by the Company or its Subsidiary in violation of any material contractual obligation binding on the Company or its Subsidiaries or, to the knowledge of Company, binding on any of their respective officers, directors or employees; (xii) all license agreements that the Company or any of its Subsidiaries are party to for the use of Intellectual Property that is licensed to the Company or its Subsidiaries and that is material to the business of the Company or its Subsidiaries (“Material Intellectual Property Licenses”) are, to the knowledge of the Company, valid, binding upon, and enforceable by or against the parties thereto in accordance to their applicable terms; and (xiii) the Company has complied in all material respects with, and is not in material breach nor has received in writing any asserted or threatened claim of breach of any Material Intellectual Property License, and the Company has no knowledge of any material breach or anticipated material breach by any other person to any Material Intellectual Property License.
(r)
Insurance. The Company and the Subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company and the Subsidiaries reasonably believes are prudent and customary in the businesses in which the Company and the Subsidiaries are currently engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in aggregate, result in a Material Adverse Effect, taken as a whole.
(s)
Transactions With Related Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, none of the executive officers or directors of the Company is presently a party to any transaction with the

Company (other than for services as executive officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any executive officer or director or, to the knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an executive officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(t)
Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are, or at the Applicable Time and on the Closing Date will be, in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Execution Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the Execution Date, the Applicable Time, and the Closing Date (it being understood that this Section 3.1(t) shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law). The Company and the Subsidiaries maintain a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company and its Subsidiaries and (ii) has been designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures in order that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’ ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(u)
Certain Fees. Except as set forth in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its stockholders that may affect the Underwriters’ compensation, as determined by FINRA. Except as described in the Registration Statement, the Pricing Disclosure Package, and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.
(v)
Investment Company. The Company is not, and immediately after receipt of payment for the Public Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so as to avoid becoming an “investment company” subject to registration under the Investment Company Act of 1940, as amended.
(w)
Listing and Maintenance Requirements. The Company has filed with the Commission a Form 8-A (File Number 000-[●]) providing for the registration under the Exchange Act of the Public Shares. The registration of the Public Shares under the Exchange Act has been declared effective by the Commission on the Execution Date. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Common Stock have been approved for listing on the Nasdaq Global Select Market (the “Exchange”), subject to notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing. The Company has not received notice from the Exchange that the Company is not in compliance with the listing or maintenance requirements of the Exchange. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer or will be prior to the occurrence of such electronic transfer.
(x)
Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti‑takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriters and the Company fulfilling their obligations or exercising their rights under this Agreement.
(y)
Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations under the Securities Act. Each of the Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, each as of its respective date, complied, and will comply, in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date (if any), did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Limited Use Free Writing Prospectus hereto does not conflict with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: (i) the table showing the number of securities to be purchased by each Underwriter, (ii) the first paragraph of the section titled “Discounts, Commissions and

Expenses,” (iii) the first clause of the first paragraph and the first sentence of the second paragraph of the section titled “Price Stabilization, Short Positions and Penalty Bids,” (iv) the sections titled “Electronic Distribution,” and (v) the first sentence of the first paragraph of the section titled “Offer Restrictions Outside the United States” (the “Underwriters’ Information”). Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein which could reasonably be expected to constitute a Material Adverse Effect that is required to be filed with the Commission as of the Execution Date.
(z)
No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Public Shares to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.
(aa)
Solvency. Based on the consolidated financial condition of the Company as of the Execution Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Public Shares hereunder, the Company reasonably believes that (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Execution Date.
(bb)
Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all non-U.S. income and franchise tax returns, reports and declarations required to be filed by the Company or its Subsidiaries in any jurisdiction to which it is subject or has properly requested extensions thereof, (ii) has paid all taxes and other governmental assessments and charges in the nature of a tax that are material in amount, shown or determined to be due and payable on such returns, reports and declarations (except such taxes that are being contested in good faith and by appropriate proceedings) and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all U.S. federal, state, local, non-U.S., and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever in the nature of a tax, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with any taxing authority in respect to taxes.
(cc)
Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of the FCPA, or (iv) violated in any material respect any provision of FCPA. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA.
(dd)
Accountants. The Company Auditor, whose report is filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Securities Act and the Public Company

Accounting Oversight Board. The Company Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any prohibited non-audit services, as such term is used in Section 10A(g) of the Exchange Act.
(ee)
Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the knowledge of the Company, any employee, agent, affiliate or other Person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or the non-Ukrainian-government controlled regions of Kherson or Zaporizhzhia of Ukraine, Cuba, Iran, and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Public Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, in violation of Sanctions, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all Sanctions provisions.
(ff)
U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.
(gg)
Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable anti-money laundering statutes of jurisdictions where the Company and each of the Subsidiaries conduct business, each as may be amended, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened in writing. The Company and the Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable Money Laundering Laws.
(hh)
Information From Directors, Officers, and Stockholders. To the Company’s knowledge, the information contained in the questionnaires completed by each of the Company’s directors, officers, and stockholders of 10% or more of the Company’s outstanding capital stock immediately prior to the Offering as well as in the Lock-Up Agreement provided to the Underwriters is true, correct, and complete in all material respects. The Company has not become aware of any information which would cause the information disclosed in such questionnaires become materially inaccurate and incorrect.
(ii)
Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or Underwriter Counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.
(jj)
Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Exchange. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Exchange.
(kk)
Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all applicable U.S. federal, state, local and non-U.S. laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges or releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all material terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(ll)
Smaller Reporting Company. As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.
(mm)
Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly in or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Date, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).
(nn)
Testing-the-Waters Communications. The Company has not (i) alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the consent of the Representative and with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company confirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule II-C hereto.
(oo)
Electronic Road Show. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) under the Securities Act such that no filing of any “road show” (as defined in Rule 433(h) under the Securities Act) is required in connection with the Offering.
(pp)
Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the Offering will be, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the shares of Common Stock to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.
(qq)
Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Public Shares and at the date hereof, the Company is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(rr)
Covered Person. Neither the Company nor any of its Subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its Subsidiaries is a “person of a country of concern”, as that term is defined in 31 C.F.R. § 850.221, that currently engages, or has plans to engage, directly or indirectly, in a “covered activity”, as that term is defined in 31 C.F.R. § 850.208. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209.
(ss)
Nationally Recognized Statistical Rating Organization. The Company does not have any securities rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.
(tt)
Privacy Laws. Except as would not have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable data privacy and security laws and regulations (including all applicable and legally binding codes of conduct and practice, guidance, and opinions relating to data protection and privacy issued in any relevant jurisdiction by any governmental, judicial, regulatory or supervisory authority), including, as applicable, the European Union General Data Protection Regulation (EU 2016/679), and as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (to the extent applicable to the Company and its Subsidiaries) (collectively, “GDPR”) (collectively, “Privacy Laws”). Except as would not have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives, in each case, to the extent required by Privacy Law or the Policies, except as would not have or reasonably be expected to result in a Material Adverse Effect. “Personal Data” means data or information that is defined as “personal data,” “personal information,” or any analogous term under applicable law, including any such data or information that (i) constitutes a natural persons’ name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number and (ii) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Except as would not have or reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries, (i) has received written notice alleging its actual or potential violation of Privacy Laws, and has no knowledge of any event or condition that is reasonably expected to result in any such notice, (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Order in connection with violations of Privacy Law, or (iii) is a party to any regulatory order, consent decree, or agreement with a regulator that imposed any obligation or liability on the Company or its Subsidiaries under any Privacy Law (“Privacy Order”).

(uu)
IT Systems. Except as would not have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) operate and perform as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, free and clear of all material bugs, errors, and defects, and, to the Company’s knowledge, material Trojan horses, time bombs, malware and other corruptants. Except as would not have or reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries have in place, as at the date of this Agreement, controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) used by the Company and its Subsidiaries in their businesses, and (ii) in the two years immediately preceding the date of this Agreement, to Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of, or accesses to, the same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor are there any incidents currently under internal review or investigations relating to the same. Except as would not have or reasonably be expected to result in a Material Adverse Effect, To the Company’s knowledge, the Company and its Subsidiaries are presently in compliance with all applicable laws and legally binding statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and the Company’s and its Subsidiaries’ internal policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification.
(vv)
Artificial Intelligence. Except as would not have or reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries are taking or have taken actions designed to prepare to comply with the European Union Artificial Intelligence Act (to the extent applicable to the Company and its Subsidiaries) and (ii) neither the Company nor any of its Subsidiaries, (A) has received written notice alleging any actual or potential violation of the EU AI Act by the Company or its Subsidiaries from any governmental or regulatory agencies or bodies, (B) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action in connection with an EU AI Act Order that is by or mandated by any governmental or regulatory agency or body pursuant to violations of the EU AI Act or (C) is a party to any regulatory order, consent decree, or agreement with any governmental or regulatory agency or body that imposed any obligation or liability on the Company or its Subsidiaries under the EU AI Act (“EU AI Act Order”).
(ww)
Lock-Up Agreements. The Representative has received an executed Lock-Up Agreement from each of the parties specified in Schedule III (the “Lock-up Parties”).
(xx)
Compliance with Directed Share Program. The Registration Statement, the Pricing Disclosure Package, the Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of non-U.S. jurisdictions in which the Pricing Disclosure Package, the

Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.
(yy)
Unlawful Influence. The Company has not offered, or caused the Representative, Fidelity, each person, if any, who controls Fidelity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of Fidelity within the meaning of Rule 405 of the Securities Act (collectively, the “Fidelity Parties”) to offer, Public Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.
(zz)
Directed by Company. The Company has specifically directed in writing the allocation of Public Shares to each Participant in the Directed Share Program, and neither Fidelity nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision.
ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1
Delivery to the Underwriters of Registration Statement and Prospectus. The Company has delivered or made available or shall deliver or make available to the Representatives and counsel for the Representatives, without charge, copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Shares is (or, but for the exception afforded by Rule 172 under the Securities Act, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The copies of the Registration Statement and each amendment thereto, and the Prospectus and any amendments or supplements thereto, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company shall not file any such amendment or supplement to which the Representatives shall reasonably object in writing.
4.2
Federal Securities Laws.

(a)
Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriters promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate, in the Company’s reasonable opinion, amendment or supplement in accordance with Section 10 of the Securities Act.
(b)
Filing of Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424.

(c)
Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433, without the prior written consent of the Representatives; provided that the Representatives shall be deemed to have consented to each Issuer General Use Free Writing Prospectus hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Underwriters as an “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

4.3
Testing-the-Waters Communications. If at any time following the distribution of any Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representatives and shall promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

4.4
Notice to the Underwriters. The Company will notify the Underwriters promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 4.4 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5
Reports to Underwriters. For a period of two years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Common Stock, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on EDGAR.
4.6
Expenses of the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA and the reasonable and documented fees and expenses of counsel related thereto; (c) all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Representative together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Public Shares under the “blue sky” securities laws of such states and other non-U.S. jurisdictions as the Representative may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable and documented fees and expenses of “blue sky” counsel; provided, however, that the reasonable and documented fees and expenses of counsel pursuant to the preceding clauses (b) and (c) shall not together exceed $25,000); (e) the reasonable and documented costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement and, if appropriate, any agreement among underwriters, selected dealers’ agreement, underwriters’ questionnaire and power of attorney),

Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Public Shares; (h) fees and expenses of the Transfer Agent for the Public Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriters (other than New York state stock transfer tax, to the extent refundable to the Underwriters); (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; (l) the Underwriters’ costs of mailing prospectuses to prospective investors; (m) up to $400,000 for the fees and expenses of Underwriter Counsel, provided, that if the Offering is not consummated, such fees and expenses of Underwriter Counsel shall not exceed $200,000; (n) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters (other than New York state stock transfer tax, to the extent refundable to the Underwriters) in connection with the Directed Share Program; (o) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (p) the Underwriters’ use of i-Deal’s book-building, prospectus tracking and compliance software (or other similar software) for the Offering; (q) the Underwriters’ reasonable and documented “road show” expenses for the Offering; and (r) the Underwriters’ reasonable and documented travel expenses; provided, that, the expenses in subsections (p) through (r) shall not exceed $100,000. It is understood, however, that, except as provided in this Section 4.6, the Underwriters shall pay all of their costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Public Shares by them, and any advertising expenses connected with any offers they may make.

4.7
Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.8
Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the Execution Date, provided, that the documents filed by the Company with the Commission shall be deemed to be delivered.

4.9
Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

4.10
No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual and commercial in nature, based on arms-length negotiations and that neither the Underwriters nor their affiliates or any selected dealer shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its Affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company agrees that it will not claim that the Underwriters, or any of them, owes a fiduciary or similar duty to the Company, in connection with the Offering or the process leading thereto.

4.11
Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on The Nasdaq Stock Market.
4.12
Subsequent Equity Sales.
(a)
The Company, on behalf of itself and any successor entity, agrees that, without the prior written consent of the Representative, it will not, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) publicly file or caused to be publicly filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.
(b)
The restrictions contained in this Section 4.12 shall not apply to (i) the shares Common Stock to be sold hereunder or the issuance, transfer, cancellation or exchange of securities of the Company or any Subsidiary in connection with the Corporate Reorganization or the transactions contemplated by this Agreement, (ii) the issuance by the Company of the shares of Common Stock upon the exercise of a stock option, vesting of restricted stock units or exercise of warrants, the conversion or vesting and settlement of a security outstanding on the Execution Date, including the issuance of shares of Class B common stock of the Company (the “Class B Common Stock”) upon the conversion of the convertible senior secured promissory notes issued by Gloo Holdings, LLC in connection with the Offering (the “Convertible Notes”), or the issuance of Class B Common Stock in connection with the transfer, cancellation or exchange of membership interests of Gloo Holdings, LLC, Gloo Incentives, LLC, or any Subsidiary in connection with the Corporate

Reorganization, which is disclosed in the Registration Statement, the Pricing Disclosure Package, and Prospectus, provided that such options, restricted stock units, warrants, Convertible Notes, and securities, as the case may be, have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance by the Company of shares of Common Stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors or consultants of the Company pursuant to any equity compensation plan of the Company, provided that in each of (ii) and (iii) above, each recipient of Common Stock shall execute a Lock-Up Agreement substantially in the form of Exhibit A hereto with respect to the remaining portion of the Lock-up Period, (iv) the filing by the Company of a registration statement on Form S-8 relating to the issuance, vesting, exercise or settlement of equity awards granted or to be granted pursuant to any employee benefit plan in effect on the Execution Date and described in the Pricing Prospectus, (vi) the establishment of a trading plan on behalf of the Company or an officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (1) such plan does not provide for the transfer of Common Stock during the Lock-Up Period (except to the extent otherwise allowed pursuant to the terms of this Agreement) and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period, (vii) the sale or issuance of or entry into an agreement to sell or issue Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with one or more mergers; acquisitions of securities, businesses, property or other assets, products or technologies; joint ventures; commercial relationships or other strategic corporate transactions or alliances; provided that the aggregate amount of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (on an as-converted, as-exercised or as-exchanged basis) that the Company may sell or issue or agree to sell or issue pursuant to this clause (vii) shall not exceed ten percent (10%) of the total number of shares of Common Stock and Class B Common Stock together issued and outstanding immediately following the completion of the transactions contemplated by this Agreement determined on a fully-diluted basis and assuming the issuance of all shares of Class B Common Stock in connection with the Reorganization, the conversion of the Convertible Notes, the exercise of the Warrants, the exchange of the Exchangeable Shares and the issuance of the XRI Shares, or (viii) the issuance of shares of capital stock of the Company in connection with the closing of the Company’s pending acquisition of XRI Global, Inc., as disclosed in the Registration Statement (the “XRI Shares”) which, for the avoidance of doubt, shall not count toward the ten percent (10%) issuable under clause (vii).
4.13
Release of D&O Lock-up Period. If the Representative, in its sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver (or such other method approved by the Representative that satisfies the requirements of FINRA Rule 5131(d)(2)).
4.14
Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
4.15
Reporting Requirements. The Company, during the period when a prospectus relating to the Public Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will use its reasonably best efforts to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Shares as may be required under Rule 463 under the Securities Act Regulations.
4.16
Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Public Shares within the meaning of the Securities Act and (ii) the completion of the Lock-Up Period.

4.17
Research Independence. The Company acknowledges that each Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against such Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriter’s investment banking divisions. The Company acknowledges that the Representative is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.18
Directed Share Program. The Company shall, in all material respects, comply with applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

4.19
The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

ARTICLE V.

DEFAULT BY UNDERWRITERS

If on the Closing Date or any Option Closing Date, as the case may be, any Underwriter shall fail or refuse to purchase and pay for the portion of the Closing Shares or Option Shares, as the case may be, which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, shall use their reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Closing Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours the Representative shall not have procured such other Underwriters, or any others, to purchase the Closing Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur does not exceed 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Closing Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Closing Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Closing Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Closing Shares or Option Shares, as the case may be, covered hereby, the Company or the Representative will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Article VI hereof, including, for the avoidance of doubt, any liability for the expenses set forth in Section 4.6 herein. In the event of a default by any Underwriter or Underwriters, as set forth in this Article V, the applicable Closing Date may be postponed for such period, not exceeding seven days, as the Representative, or if the Representative is the defaulting Underwriter, the non-defaulting Underwriters, may reasonably determine in order that the required changes in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Article V shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

ARTICLE VI.

INDEMNIFICATION

6.1
Indemnification of the Underwriters. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, and each dealer selected by each Underwriter that participates in the offer and sale of the Public Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls such Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any Proceeding, whether arising out of any action between such Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement, the Prospectus (as from time to time each may be amended and supplemented) or any Issuer Free Writing Prospectus; (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Shares, including any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”) or any Testing-the-Waters Communication; or (iii) any application or other document or written communication (in this Article VI, collectively called “Application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of an Underwriter to the extent that any loss, liability, claim, damage or expense (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any Proceeding) of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim, damage or expense at or prior to the written confirmation of sale of the Public Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify each Underwriter of the commencement of any Proceeding against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Shares or in connection with the Registration Statement or any Issuer Free Writing Prospectus, road show, or the Prospectus.
6.2
Procedure. If any action is brought against an Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, such Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by such Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.
6.3
Indemnification of the Company. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any Proceeding, commenced or threatened in writing, or any claim whatsoever, whether caused by any action between such Underwriter and the Company or between the Company and any third party or otherwise) described in the foregoing indemnity from the Company to such Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement any Issuer Free Writing Prospectus, road show, or the Prospectus or any amendment or supplement thereto or in any application, but only with reference to the Underwriters’ Information. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement, any Issuer Free Writing Prospectus, road show or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against such Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to such Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, no Underwriter shall be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters’ obligations in this Section 6.3 to indemnify the Company are several in proportion to their respective underwriting obligations and not joint.
6.4
Contribution.
(a)
Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and each Underwriter, severally and not jointly, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and such Underwriter, as incurred, in such proportions that such Underwriter is responsible for that portion represented by the percentage that the underwriting discounts and commissions appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6.4, each director, officer and employee of such Underwriter or the Company, as applicable, and each Person, if any, who controls such Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by such Underwriter. The Underwriters' obligations in this Section 6.4 to contribute are several in proportion to their respective underwriting obligations and not joint.
(b)
Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“Contributing Party”), notify the Contributing Party in writing of the commencement thereof, but the failure to so notify the Contributing Party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a Contributing Party or its representative of the commencement thereof within the aforesaid fifteen (15) days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such Contributing Party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such Contributing Party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.
6.5
Directed Share Program Indemnification.
(a)
In connection with the offer and sale of the Directed Shares pursuant to the Directed Share Program, the Company agrees to indemnify and hold harmless Fidelity, its affiliates (within the meaning of Rule 405 under the Securities Act) and selling agents and each person, if any, who controls Fidelity within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Fidelity Entities”) from and against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any Proceeding) that (i) arise out of, or are based upon, the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered, (ii) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the Directed Share Program or arise out of, or are based upon, omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares which such Participant had orally confirmed for purchase by 11:59 PM (New York City time) on the Execution Date, or (iv) are related to, arise out of, or in connection with, the Directed Share Program.
(b)
The obligations of the Company under this Section 6.5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of the Directed Share Underwriter and each person, if any, who controls the Directed Share Underwriter within the meaning of the Securities Act and each broker-dealer or other affiliate of the Directed Share Underwriter.

ARTICLE VII.

MISCELLANEOUS

7.1
Termination.
(a)
Termination Right. The Representative shall have the right to terminate this Agreement by notice in writing at any time after the execution and delivery of this Agreement and prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market (which, for the avoidance of doubt, shall not include secondary markets for privately held companies) shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if trading of any securities of the Company shall have been suspended on any Trading Market, or (iv) if the United States shall have become involved in a new war or an increase in major hostilities which, in the Representative’s reasonable judgment, would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriters for the sale of the Public Shares, or (v) if a banking moratorium has been declared by a New York State or federal authority, or (vi) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vii) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative’s opinion, make it inadvisable to proceed with the delivery of the Public Shares, (viii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (ix) the occurrence of an event that constitutes a Material Adverse Effect, or (x) if the Representative shall have become aware after the Execution Date of such a material adverse change in the conditions of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriters for the sale of the Public Shares.
(b)
Expenses. In the event this Agreement shall be terminated because of any failure or refusal on the part of the Company to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement as a result of the circumstances described in Section 7.1(a)(iii), within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Representative its actual and accountable out of pocket expenses related to the transactions set forth in Section 4.7 hereto as if the Offering had been consummated; provided however, that any expense cap set forth in Section 4.6 hereto in no way limits or impairs the indemnification and contribution provisions of this Agreement.
(c)
Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.
7.2
Entire Agreement. This Agreement, together with the exhibits and schedules thereto and the Prospectus, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
7.3
Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.
7.4
Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5
Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
7.6
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No purchaser of any of the Public Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
7.7
Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
7.8
Survival. The representations and warranties contained herein shall survive the Closing and the Option Closing, if any, and the delivery of the Public Shares.
7.9
Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.
7.10
Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
7.11
Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.
7.12
Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar adjustments and transactions of the Common Stock that occur after the date of this Agreement.
7.13
WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Pages Follow)

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

GLOO HOLDINGS, INC.

By:_________________________________________

Name:
Title:

Address for Notice:

831 Pearl Street

Boulder, CO 80302

Attention: Jeffrey Bojar, General Counsel and Secretary

Telephone: (303) 381-2645

Email: jbojar@gloo.us

Copy to:

Wilson Sonsini Goodrich & Rosati P.C.
1155 Canyon Boulevard, Suite 400
Boulder, CO 80302

Attention: Matthew P. Dubofsky, Esq.

Victor T. Nilsson, Esq.

Telephone: (303) 256-5913

Email: mdubofsky@wsgr.com

vnilsson@wsgr.com

Accepted on the date first above written.

ROTH CAPITAL PARTNERS, LLC

For itself and as the Representative of the several

Underwriters listed on Schedule I

By: Roth Capital Partners, LLC

By: _________________________________

Name: Aaron M. Gurewitz

Title: Co-Chief Executive Officer and Head of Investment Banking

Address for Notice:

888 San Clemente Drive

Newport Beach, CA 92660

Telephone: 949-720-5700

Email: rothecm@roth.com

Copy to:

Reed Smith LLP
1221 McKinney St # 2100
Houston, Texas 77010
Attention: Constantine Karides, Esq.,
Anne G. Peetz, Esq.
Telephone: (713) 469-3853
Email: ckarides@reedsmith.com,
apeetz@reedsmith.com

SCHEDULE I

Schedule of Underwriters

Underwriters	Closing Shares	Closing Purchase Price
Roth Capital Partners, LLC
The Benchmark Company, LLC
Craig Hallum Capital Group LLC
Loop Capital Markets LLC
Lake Street Capital Markets, LLC
Texas Capital Securities Inc.
Total

SCHEDULE II-A

Pricing Information

Number of Closing Shares: [●]

Number of Option Shares: [●]

Public Offering Price per Closing Share and Option Share: [●]

Underwriting Discount per Share: $[●] for Closing Shares and Option Shares

SCHEDULE II-B

Issuer General Use Free Writing Prospectuses

[●]

SCHEDULE II-C

Testing-the-Waters Communications

Testing-the-Water Communications, [●]

SCHEDULE III

Lock-Up Parties

Scott Beck

Patrick Gelsinger

Paul Seamon

Matthew Gotschall

Bishop Claude Richard Alexander, Jr.

John (Jack) Furst

Derek Green

Elizabeth Grennan

Robert Gruenewald

Nona Jones

Pearl Street Trust

EXHIBIT A

Form of Lock-Up Agreement

LOCK-UP AGREEMENT

______________, 2025

Roth Capital Partners, LLC
As the Representative of the several underwriters, if any,

named in Schedule I to the Underwriting Agreement
referred to below

c/o Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Re: Gloo Holdings, Inc. (the “Company”)

Ladies and Gentlemen:

The undersigned is (or the time of the closing of the Offering (as defined below) expects to be) an owner of record or beneficially of certain shares of the Company’s shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), Class B common stock, par value $0.001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), or securities convertible into, exchangeable for or exercisable for Common Stock (the “Securities”). The Company proposes to enter into an underwriting agreement (the “Underwriting Agreement”) with you as the representative (the “Representative”) of the underwriters (the “Underwriters”) with respect to a public offering of the Class A Common Stock (the “Offering”). The undersigned acknowledges that the Offering will be of benefit to the undersigned. The undersigned also acknowledges that you and each other Underwriter will rely on the representations and agreements of the undersigned contained in this letter agreement (the “Lock-Up Agreement”) in connection with entering into the Underwriting Agreement and performing their obligations thereunder.

In consideration of the foregoing and as an inducement to you as underwriter, the undersigned hereby agrees that the undersigned will not, without your prior written consent (which consent may be withheld in your sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) (collectively, a “Disposition”) of any Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date that is 180 days following the date of the final prospectus (the “Prospectus”) for the Offering (the “Lock-Up Period”).

Notwithstanding the foregoing, and subject to the conditions herein, the restrictions in the second paragraph of this Lock-Up Agreement shall not apply to:

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(i)
transfers of shares of Class A Common Stock acquired in the Offering or in open market transactions after the completion of the Offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or voluntarily made during the Lock-Up Period in connection with subsequent sales of Class A Common Stock acquired in the Offering or in such open market transactions;
(ii)
transfers as a bona fide gift or charitable contribution (including any pledge or similar commitment to donate the undersigned’s Securities and/or proceeds from the sale of the undersigned’s Securities to be applied in their entirety as a gift or charitable contribution);
(iii)
transfers to any immediate family member or to any trust for the direct or indirect benefit of the undersigned and/or any immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin);
(iv)
transfers to any corporation, partnership, limited liability company or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;
(v)
if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions, transfers or dispositions (a) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the undersigned (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended), or (b) in the form of a distribution, transfer or disposition to limited partners, limited liability company members, stockholders, affiliates, subsidiaries, beneficiaries or holders of equity interests of the undersigned;
(vi)
if the undersigned is a trust, transfers to the trustor or beneficiary of such trust or to the estate of any beneficiary of such trust;
(vii)
transfers for bona fide estate planning purposes, upon death or by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;
(viii)
transfers of Securities to the Company for the purpose of exercising or settling (including any transfer for the payment of tax withholdings or remittance payments, including estimated taxes, due as a result of such vesting, settlement or exercise of such options, restricted stock units or other rights) on a “net exercise” or “cashless” basis options, restricted stock units or other rights to purchase shares of Common Stock, pursuant to equity awards granted under an equity incentive plan or other equity award arrangement described in the Prospectus (collectively, the “Plans”), or warrants described in the Prospectus, in each case, to the extent permitted by the instruments representing such equity awards or warrants, and only in an amount necessary to cover the applicable exercise price or tax withholding obligations, including estimated taxes, of the undersigned in connection with the vesting, settlement or exercise so long as the “net exercise” or “cashless exercise” is effected solely by the surrender of outstanding equity awards or warrants (or the Common Stock issuable upon the exercise thereof) to the Company and the Company’s cancellation of all or a portion thereof to pay the exercise price and/or withholding tax and remittance obligations; provided that any shares of Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the terms of this Lock-Up Agreement;

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(ix)
transfers to a nominee or custodian to whom a disposition or transfer would be permissible under clauses (ii) through (vii);
(x)
transfers by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce decree, divorce settlement, separation agreement or other court order or order of a regulatory agency;
(xi)
transfers, sales, tenders or other dispositions of shares of Common Stock or Securities pursuant to a bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock or involving a Change of Control (as defined below); provided that if such tender offer, merger, amalgamation, consolidation or other similar transaction is not completed, any shares of Common Stock or Securities subject to this Lock-Up Agreement shall remain subject to the restrictions contained herein (for purposes of this clause (xii), “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriters pursuant to the Offering), of Securities if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least a majority of the outstanding voting securities of the Company (or the surviving entity, as applicable));
(xii)
the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities (a “10b5-1 Plan”); provided that (a) such 10b5-1 Plan does not provide for the transfer of Securities during the Lock-Up Period (except as otherwise allowed pursuant to this Lock-Up Agreement) and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or modification of such 10b5-1 Plan during the Lock-Up Period, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such 10b5-1 Plan during the Lock-Up Period (except as otherwise allowed pursuant to this Lock-Up Agreement);
(xiii)
transfers, conversions, reclassifications, redemptions or exchanges of the undersigned’s Securities in connection with the Corporate Reorganization (as defined in the Prospectus) or the Offering and any other reclassification or conversion of Common Stock, provided that any such shares of Common Stock received upon such conversion or reclassification shall be subject to the terms of this Lock-Up Agreement;
(xiv)
transfers of Securities to the Company pursuant to arrangements under which the Company has the option or obligation to repurchase, reclassify, redeem, convert or exchange such Securities or a right of first refusal with respect to such Securities; and
(xv)
transfers as permitted with the prior written consent of the Representative;

provided that (a) in the case of any transfer pursuant to clauses (ii)-(vii), and (ix)-(x) each donee, distributee, transferee or acquirer shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Agreement, (b) in the case of any transfer pursuant to clauses (ii)-(x) and (xiii)-(xiv), any filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall clearly indicate in the footnotes thereto the nature of the transaction, and (c) in the case of any transfer or distribution pursuant to clauses (ii)-(vii) and (ix), such transfer or disposition shall not involve a disposition for value.

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For the avoidance of doubt, this Lock-Up Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon exercise of any options or settlement of any restricted stock units or other equity awards granted under any equity incentive plan of the Company; provided that any shares of Common Stock acquired in connection with any such exercise or settlement will be subject to the restrictions set forth in this Lock-Up Agreement.

Except for the allowable Dispositions described herein, the undersigned further agrees that, without the prior written consent of the Representative, he, she or it may not engage in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree or has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service (or such other method that satisfies the requirements of FINRA Rule 5131(d)(2)) at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Class A Common Stock the undersigned may purchase in the Offering.

This Lock-Up Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

This Lock-Up Agreement will be deemed to have been made and delivered in the State of New York, and both the binding provisions of this Lock-Up Agreement and the transactions contemplated hereby will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York, without regard to the conflict of laws principles thereof. The undersigned: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Lock-Up Agreement will be instituted exclusively in the courts located in the City of New York, State of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the state and federal courts located in the City of New York, State of New York, in any such suit, action or proceeding, waiving any, and agreeing not to assert any, basis for seeking transfer or removal of such action to any other court, whether federal or state, unless

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the New York court in which such action or proceeding was commenced first declines jurisdiction. The undersigned further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the undersigned mailed by certified mail to the undersigned’s address will be deemed in every respect effective service of process upon the undersigned.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Nothing in this Lock-Up Agreement shall constitute an obligation to purchase Common Stock or Securities of the Company. Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation among the parties thereto.

This Lock-Up Agreement shall automatically terminate, and the undersigned will be released from all of his, her or its obligations hereunder, upon the earliest to occur, if any, of (i) the date that the Company advises the Representative, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date that the Company files an application with the U.S. Securities and Exchange Commission to withdraw the registration statement related to the Offering before the execution of the Underwriting Agreement, (iii) if the Underwriting Agreement is executed but terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the shares of Class A Common Stock to be sold thereunder, the date that the Underwriting Agreement is terminated or (iv) January 31, 2026 if the Offering has not been completed by such date; provided that the Company may by written notice to the undersigned prior to January 31, 2026 extend such date for a period of up to an additional three months).

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Representative.

This Lock-Up Agreement may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

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Very truly yours,

IF AN INDIVIDUAL:	IF AN ENTITY:
By: _________________________________ (duly authorized signature)	___________________________________ (please print complete name of entity)
Name: ______________________________ (please print full name)	By: __________________________________ (duly authorized signature)
Name: __________________________________ (please print full name) Title: _________________________________ (please print full title)
Address: _______________________________________ _______________________________________	Address: _______________________________________ _______________________________________
E-mail:	E-mail:

EXHIBIT B

Form of Press Release

[COMPANY]

[Date]

[COMPANY] (the “Company”) announced today that Roth Capital Partners, LLC, acting as representative for the underwriters in the Company’s recent public offering of _______ the Company’s Class A common stock (the “Common Stock”), is [waiving] [releasing] a lock-up restriction with respect to _________ the Common Stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _________, 20___, and the shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.